9.25% SERIES A CUMULATIVE                              9.25% SERIES A CUMULATIVE
     PREFERRED STOCK                                         PREFERRED STOCK
          NUMBER                                                 SHARES

          JAMSP
                               JAMESON INNS, INC.


     INCORPORATED UNDER THE LAWS OF                SEE REVERSE FOR
         THE STATE OF GEORGIA                    CERTAIN DEFINITIONS

                                                  CUSIP 470457 20 1


    THIS CERTIFIES THAT


    IS THE OWNER OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF 9.25% SERIES A CUMULATIVE PREFERRED STOCK OF THE PAR VALUE OF $1.00 PER SHARE OF

                               JAMESON INNS, INC.

transferable on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Articles of Incorporation and any amendments thereof, copies of which are on file with the Transfer Agent, to all the provisions of which the holder hereof by acceptance of this certificate assents.
    This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                                      By:

                           /S/                                      /S/
                           Secretary                                President

                               JAMESON INNS, INC.
                                   CORPORATE
                                     SEAL
                                    GEORGIA
                                     1993


COUNTERSIGNED AND REGISTERED:
      FIRST UNION NATIONAL BANK
      (CHARLOTTE, NORTH CAROLINA)
                                        TRANSFER AGENT
BY                                       AND REGISTRAR

AUTORIZED SIGNATURE

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                               JAMESON INNS, INC.

     Jameson Inns, Inc. (the "Corporation") is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized, without action by the Corporation's stockholders, to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each class of stock. Requests for such written statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

     The shares of 9.25% Series A Cumulative Preferred Stock ("Series A Preferred Stock") represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No person (other than Thomas W. Kitchin, his heirs, legatees and the personal representative of his estate, as such, and American Real Estate Investment Company, Ltd.) may own, Beneficially Own or Constructively Own
Series A Preferred Stock in excess of 6.75% (in value or in number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation's articles of incorporation. Any Person who attempts to own, Beneficially Own or Constructively Own Series A Preferred Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's articles of incorporation. Transfers in violation of the restrictions described above may be void ab initio.
        -- ------

     In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Series A Preferred Stock represented hereby may be redeemed or held in trust by the Corporation. The Corporation has an option to acquire Excess Stock under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Stock. Requests for such statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

     Capitalized terms used herein shall, where the context permits, have the same meaning assigned to such terms as are assigned in the Corporation's articles of incorporation.

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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations

      TEN COM-  as tenants in common           UNIF GIFT MIN ACT.
      TEN ENT-  as tenants by the entireties                    ---------------
       JT TEN-  as joint tenants with                              (Cust)
                right of survivorship and        Custodian
                not as tenants in common                  ---------------------
                                                              (Minor)

                                                 Under Uniform Gifts to Minors

                                                 Act
                                                    --------------------------
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

     For Value received, ____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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                                                                          Shares
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of the 9.25% Series A Cumulative Preferred Stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint

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Attorney, to transfer the said shares on the books of the within named savings bank with full power of substitution.

Dated,
      ---------------------

                              X
                               ------------------------------------------------
                              X
                               ------------------------------------------------
                              NOTICE: THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
                              THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.



     SIGNATURE(S) GUARANTEED:
                             --------------------------------------------------
                             THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                             ELIGIBLE GUARANTOR INSTITUTION, (BANKS,
                             STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17AD-15.